FY25 Q4 GENESCO Summary Results • March 7, 2025

This presentation contains forward-looking statements, including those regarding future sales, earnings, operating income, gross margins, expenses, capital expenditures, depreciation and amortization, tax rates, store openings and closures, cost reductions, and all other statements not addressing solely historical facts or present conditions. Forward-looking statements are usually identified by or are associated with such words as “intend,” “expect,” “feel,” “should,” “believe,” “anticipate,” “optimistic,” “confident” and similar terminology. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to projections reflected in forward-looking statements, including those resulting from weakness in store and shopping mall traffic, restrictions on operations imposed by government entities and/or landlords, changes in public safety and health requirements, and limitations on the Company’s ability to adequately staff and operate stores. Differences from expectations could also result from store closures and effects on the business as a result of the level and timing of promotional activity necessary to maintain inventories at appropriate levels; our ability to pass on price increases to our customers; the imposition of tariffs on product imported by the Company or its vendors as well as the ability and costs to move production of products in response to tariffs; the Company’s ability to obtain from suppliers products that are in-demand on a timely basis and effectively manage disruptions in product supply or distribution, including disruptions as a result of pandemics or geopolitical events, including shipping disruptions in the Red Sea; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; civil disturbances; our ability to renew our license agreements; impacts of the Russia-Ukraine war, and other sources of market weakness in the U.K. and Republic of Ireland; the effectiveness of the Company's omnichannel initiatives; costs associated with changes in minimum wage and overtime requirements; wage pressure in the U.S. and the U.K.; weakness in the consumer economy and retail industry; competition and fashion trends in the Company's markets; risks related to the potential for terrorist events; risks related to public health and safety events; changes in buying patterns by significant wholesale customers; retained liabilities associated with divestitures of businesses including potential liabilities under leases as the prior tenant or as a guarantor; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could cause differences from expectations include the ability to secure allocations to refine product assortments to address consumer demand; the ability to renew leases in existing stores and control or lower occupancy costs, to open or close stores in the number and on the planned schedule, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; the Company’s ability to realize anticipated cost savings, including rent savings; the amount and timing of share repurchases; the Company’s ability to achieve expected digital gains and gain market share; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets, operating lease right of use assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for the Company's shares or for the retail sector in general; costs and reputational harm as a result of disruptions in the Company’s business or information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems; the Company’s ability to realize any anticipated tax benefits in both the amount and timeframe anticipated; and the cost and outcome of litigation, investigations, environmental matters and other disputes involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, the Company’s SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via the Company’s website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements. Safe Harbor Statement

We report consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). However, to supplement these consolidated financial results our presentation includes certain non-GAAP financial measures such as earnings (loss) and earnings (loss) per share and operating income (loss). This supplemental information should not be considered in isolation as a substitute for related GAAP measures. We believe that disclosure of earnings (loss) and earnings (loss) per share from continuing operations and operating income (loss) adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results. Reconciliations of the non-GAAP supplemental information to the comparable GAAP measures can be found in the Appendix. Non-GAAP • Financial Measures

Q4 FY25 Highlights Stores +6% Digital +18% Total Comparable Sales Increased +10% +14% Total Comparable Sales GAAP EPS $3.06 NON-GAAP EPS $3.26 Total Sales Change +1% Total Sales Change, Adjusting for 53rd Week +7% Operating Income Increased +24%

Q4 FY25 Snapshot SALES $746M Up 1% vs Q42024 with 30% Digital GROSS MARGIN 46.9% Up 60 BPS vs Q4 2024 SG&A $302M 40.5% of sales and 60 bps leverage vs Q4 FY24 INVENTORY +12% Healthy level to support Journeys sales growth GAAP EPS $3.06 Non-GAAP EPS $3.26 GAAP OI $46.1M Non-GAAP OI $47.9M

12mos FY25 Snapshot SALES $2.3B Flat vs FY24 with 25% Digital GROSS MARGIN 47.2% Down 10 BPS vs FY24 SG&A $1.1B 46.4% of sales and 10 bps leverage vs FY24 SHARE REPURCHASES $9.8M In the year, approximately 400,000 shares GAAP EPS ($1.80) Non-GAAP EPS $0.94 GAAP OI $13.9M Non-GAAP OI $18.9M

FY25 Digital business increased double digits, expanding digital penetration to 25%, effectively doubling the size of this profitable channel over the last five years to over a half a billion dollars Loyalty programs achieved the important milestone of over 10 million members, allowing us to hook our data analytics and CRM programs into this first party data to drive repeat purchases and increased customer value going forward Leveraged the interaction between stores and online, accelerating buy-online-pick-up-in-store since implementing it a year ago to a peak of almost 20% of Journeys’ online sales in December Positioned the business for better productivity and profitability with 64 Journeys store closures, as we reshape our footprint to align with the shopping patterns of today’s consumer Achieved our targeted run rate of annualized cost savings in connection with the work over the last two years realigning our cost base Q4 Revenue of $746 million increased 1%, exceeding our expectations even with one less week of sales this quarter due to the 53-week calendar shift, which would have resulted in a 7% increase Comparable sales increased 10% with both stores up mid-single digits and digital up high teens Journeys comps increased 14%, up double digits for the second consecutive quarter, and comp trends at Schuh and J&M improved sequentially Gross margins expanded 60 basis points compared to last year driven by strong full-price selling Operating income increased 24% compared to last year Adjusted EPS increased 26% to $3.26 per share compared to $2.59 per share last year Q4 & FY25 • Highlights

Our Footwear Focused Vision & Strategy OUR ASPIRATION Create and curate leading footwear brands that represent style, innovation and self-expression; be the destination for our consumers’ favorite fashion footwear HOW WE WILL ACHIEVE IT Build enduring relationships with our target customers, grounded in unparalleled consumer and market insights Deliver exciting, distinctive products and experiences across physical and digital

Our Footwear Focused Vision & Strategy
Strategic Initiatives/Pillars

SIGNIFICANT ACHIEVEMENTS ACROSS ALL STRATEGIC GROWTH PILLARS

1 ACCELERATE DIGITAL

16% CAGR

Digital growth since FY20

2 MAXIMIZE PHYSICAL & DIGITAL

~20%

Journeys online sales in December from buy-online-pick-up-in-store

3 DEEPEN CONSUMER INSIGHTS

10M

Members added to loyalty programs in less than 3 years

4 INTENSIFY PRODUCT INNOVATION & TREND INSIGHTS

Double Digit Comparable Sales Increase

Journeys back half FY25 driven by improvement in product offering

5 RESHAPE & REINVEST

$45M TO $50M

Achieved the higher-end of range in savings from cost initiatives

6 PURSUE SYNERGISTIC ACQUISITIONS

People, Values, Organization and Culture

Attract, Develop and Retain Consumer-Obsessed Talent

Genesco
Journeys | Journeys Kidz | Little Burgundy | schuh | Johnston & Murphy | Genesco Brands Group

Our Footwear Focused Vision & Strategy Strategic Initiatives/Pillars RETAIL PLATFORM The destination for young adult and teen fashion footwear and partner of choice for leading global brands 5 2 3 4 ACCELERATE DIGITAL 1 MAXIMIZE PHYSICAL & DIGITAL DEEPEN CONSUMER INSIGHTS INTENSIFY PRODUCT INNOVATION RESHAPE & REINVEST Portfolio of leading owned and licensed brands BRANDED PLATFORM OUR PLATFORMS ENABLE THE STRATEGY UNITED BY DTC CAPABILITIES

What is Journeys Strategic Growth Plan? Multi-Brand, multi-category offering to inspire the journey from one you to the next

Unique Consumer Positioning Style-Led Not Sneaker Head There is white space in the market for Journeys to expand its reach with teen female consumers:

Expand Consumer Segmentation Sharpen our consumer focus targeting three consumer segments reaching a wider teen audience. @ANTI-HERO Independent Heritage Journeys consumer Self-expression @STYLECHASER What’s cool & fashionable More mainstream Later trend adopters @DYNAMICEXPLORER Many different styles What’s new & next Seeks latest trend Journeys Today Journeys Future Hold Accelerate Validate 6 to 7 TIMES BIGGER TOTAL ADDRESSABLE MARKET (TAM)

Key Strategies Elevate Our Customer Experience Invest In Our Journeys Brand Diversify Our Footwear Leadership

Long term strategic partnership with power brands to create leadership, flexibility, differentiation, and scale Build athletic as third pillar of assortment with casual & canvas Elevate women’s - market leadership Drive ASP growth through outpaced premium product growth Establish incubation strategy for new brand and new model launches Evolve the assortment to position Journeys as a leading footwear destination & create sustainable growth. Diversify Our Footwear Leadership

House of brands Singular focus on Anti-Hero Over reliance on tactical marketing Product only campaigns Minimal use of social media FROM Branded house Expanded segmentation More balanced, full funnel and brand approach Product AND brand Double down on social Reenergize the Journeys brand, making it the ultimate destination for discovery to reach and excite more consumers TO Invest In Our Journeys Brand

Digital Closures Refreshed concept that fuels discovery Remodels Elevate Our Customer Experience

4.0: Journeys Next Generation Store Concept

Q4 FY25 • Key Earnings Highlights

12mos FY25 • Key Earnings Highlights Quarter 4(1) Feb 3, 2025 Quarter 4(1) Jan 28, 2024

% of Retail Sales (2) 31% 25% 27% 30% 23% 25% 12% 12% FY25 • Strong Digital Growth (1) 52-week period for fiscal year ended February 1, 2025 and 53-week period for fiscal year ended February 3, 2024. (2) Retail sales represent combined store sales and e-commerce sales

Q4 FY25 • Comparable Sales

FY25 (1) Net Sales $2.3 Billion Journeys Schuh Johnston & Murphy Group Genesco Brands Group 12mos FY25 Sales by Segment (1) Fiscal year for the 52-week period ended February 1, 2025 and the 53-week period ended February 3, 2024.

Q4 FY25 Inventory/Sales Change by Segment

Q4 and 12mos FY25 Retail Store Summary

FY26 • Outlook (1) Additional color on anticipated sales growth by business: Journeys: Low-single digit percentage increase schuh: Low-single digit percentage decrease Johnston & Murphy: Low-single digit percentage increase Genesco Brands Group: Low-single digit percentage decrease

FY26 Projected Store Count

FY26 • Projected Capital Spending Omni-channel, IT, DC & Other New Stores & Remodels Projected FY26 CapEx approx. $50 - 65 Million FY26 Projected Depreciation & Amortization = $50 - 55 Million

APPENDIX

Q4 FY25 • Adjusted Operating Income Statement (1)

12mos FY25 • Adjusted Operating Income Statement (1)

Q4 FY25 • Non-GAAP Reconciliation

12mos FY25 • Non-GAAP Reconciliation

12mos FY25 • Adjusted Gross Margin

FY25 Q4 GENESCO Summary Results • March 7, 2025